Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement (Form S-3. No. 333-232270) of DXP Enterprises, Inc. of our report dated March 31, 2017, relating to the consolidated financial statements, which report appears in the Annual Report on Form 10-K of DXP Enterprises, Inc. for the year ended December 31, 2018 and to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Houston, Texas
March 12, 2020